Exhibit 99.77(q)(1)

ITEM 77Q1 – Exhibits

(a)(1) Abolition of Series of Beneficial Interest (Class S2 shares of ING International Value Portfolio) dated June 7, 2013 – Filed herein.

(e)(1) Form of Investment Management Agreement effective May 7, 2013 between ING Variable Products Trust and ING Investments, LLC – Filed herein.

(e)(2) Form of Sub-Advisory Agreement effective May 7, 2013 between ING Investments, LLC and ING Investment Management Co LLC – Filed herein